SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported): October 10, 1997.


                        ENERGY OPTICS, INC.
      (Exact name of registrant as specified in its charter)


 NEW MEXICO            0-10841               85-0273340

(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


              29425 C.R. 561, Tavares, Florida 32778
       (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (352)742-5010.


                              N/A
  (Former name or former address, if changed since last report)








ITEM 2.   Acquisition or Disposition of Assets.

On October 10, 1997, the Company finalized an agreement that amended the stock and asset purchase agreement of August 20, 1997, whereby the Company effected the purchase of certain assets. Inclusive in the closing agreement is reference to the specific number of shares paid to certain individuals and businesses in direct payment to them in the Company's stock in exchange for their particular ownership interest in various assets as per description in the agreement. Among the schedule of companies and individuals to be paid by issuance of the Company's Stock are Global Investments, Ltd., which received 1,591,100 shares of the Company's common stock in exchange for an interest it had in certain real estate and other assets. Additionally, Harto, Ltd., received 2,387,495 shares of the Company's stock in exchange for stock it owned or was assigned for its pro rata ownership of Lean Protein Foods, Inc., of which the Company acquired an 80% ownership as described in the agreement. Lean Protein Foods, Inc. Is a specialty food processing and marketing company that owns 100% of the authorized stock of Wildwood Ostrich Ranch, Inc., which is in the business of growing ostrich for Lean Protein Foods, Inc. to utilize in its meat processing and marketing operation.

On October 9, 1997, the Company entered into an agreement for sale of stock whereby the Company acquired 80% stock ownership of American Millennium Corporation ("AMC") in exchange for 5,100,000 shares of the Company's stock. AMC develops and markets various wireless telecommunication devices for remote monitoring of railcars, ships and other cargo transportation companies. It also has proprietary technology and intellectual property concerning wireless paging and other wireless technology applications. Various principals and stock holders of AMC received 343,717 shares of the Company's common stock. Global Investments, Ltd., received 2,472,207 shares of the Company's common stock and Mali-Suisse Mining Holdings, S.A. received 2,193,076 shares of the Company's stock.

On October 10, 1997, the Company entered into an agreement for sale of stock whereby the Company acquired 20% of the authorized shares of Microgravity Aviation Company, Inc. from Harto, Ltd., in exchange for 1,000,000 shares of the Company's common stock. Microgravity Aviation Company has contracted to lease a specially equipped DC-9 aircraft for the purpose of offering simulated weightlessness conditions for microgravity research initiated by industry and universities, movie and film studio companies, and for a weightless flight experience as part of a comprehensive commercial astronaut training and educational program.







ITEM 7.   Financial Statements and Exhibits.


                          EXHIBIT INDEX


Item 601 Regulation SB   Item Description                Location
          Number

          4              Articles of Incorporation,      Incorporated by
                         including amendments            reference to
                                                         Commission File
                                                         Number 0-10841
          4              Bylaws                          Same as above


ITEM 9.   Sales of Equity Securities Pursuant to Regulation S.

On October 10, 1997, the Company entered into agreements to issue a total of 9,643,878 shares of common stock for various acquisitions under Regulation S, with additional details about the transactions described above.

        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENERGY OPTICS, INC. ("Registrant")

                              By:

                                   James C. Statham

                              Its:  President


                              Date:    October 24, 1997

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENERGY OPTICS, INC. ("Registrant")

                              By: /s/ James C. Statham

                                   James C. Statham

                              Its:      President


                              Date:    October 24, 1997